SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          WESTERN RESOURCES CAPITAL I
                   (Exact name of registrant, as specified in
                               Trust Agreements)

           Kansas                                    (to be applied for)
   (State or incorporation                               (IRS Employer
       or organization)                             Identification Number)

c/o Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas                                               66612
(Address of principal executive offices)                   (Zip Code)


                            WESTERN RESOURCES, INC.
                 (Exact name of registrant as specified in its
                         certificate of incorporation)

           Kansas                                           48-0290150
    (State of incorporation                               (IRS Employer
       or organization)                                Identification Number)

818 Kansas Avenue
Topeka, Kansas                                               66612
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the                  If this Form relates to the
registration of a class of debt securities   registration of a class of debt
and is effective upon filing pursuant to     securities and is to become
General Instruction A(c)(1) please check     effective simultaneously with the
the following box.  (  )                     effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.  (  )

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which each
to be so registered                          class is to be registered

Western Resources Capital I                  New York Stock Exchange
__% Cumulative Quarterly Income
Preferred Securities, Series A
  (and the Guarantee by Western
  Resources, Inc. with respect
  thereto)

Item 1.  Description of Registrant's Securities to be Registered.

          The __% Cumulative Quarterly Income Preferred Securities, Series A, ("Series A Preferred Securities") of Western Resources Capital I ("Capital"), a Delaware statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of Capital and are guaranteed by Western Resources, Inc. ("Western Resources"), a Kansas corporation, to the extent set forth in the form of Guarantee by Western
Resources and             ,  as Guarantee  Trustee (the  "Guarantee"),  which is
incorporated herein by reference to Exhibit 4(e) to the Registration Statement on Form S-3 (the "Registration Statement") of Western Resources and Capital (File No. 33-63505), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Preferred Securities and the Guarantee are described in the prospectus supplement and the prospectus
(collectively, the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2.  Exhibits.

         Previously filed:

         Prospectus Supplement pertaining to the offer and sale of the Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

         Certificate of Trust of Western Resources Capital I (Incorporated by reference to Exhibit 4(f) to the Registration Statement).

         Trust Agreement of Western Resources Capital I (Incorporated by reference to Exhibit 4(h) to the Registration Statement).

         Form of Amended and Restated Trust Agreement (Incorporated by reference to Exhibit 4(j) to the Registration Statement).

         Form of Series A  Preferred  Security  (Incorporated  by  reference  to
         Exhibit 4(a) to the Registration Statement).

         Form  of  Guarantee  between  Western   Resources,   as  Guarantor  and
                        , as Guarantee Trustee (Incorporated by reference to Exhibit 4(e) to the Registration Statement).

         Form  of  Indenture  between  Western  Resources  and            ,   as
         Debenture Trustee (Incorporated by reference to Exhibit 4(c) to the Registration Statement).

         Form  of  Supplemental   Indenture   between   Western   Resources  and
                        , as Debenture Trustee (Incorporated by reference to Exhibit 4(d) to the Registration Statement).

         Form of Series A Debenture (Incorporated by reference to Exhibit 4(b) to the Registration Statement).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Western Resources, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         WESTERN RESOURCES, INC.

Date: October 26, 1995                  By:    Richard D. Terrill
                                          ----------------------------------
                                       Name: Richard D. Terrill
                                      Title: Secretary and Associate
                                             General Counsel

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Western Resources Capital I has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      WESTERN RESOURCES CAPITAL I

                                      By:  Western Resources, Inc., as Depositor


Date: October 26, 1995                   By:    Richard D. Terrill
                                          ----------------------------------
                                       Name: Richard D. Terrill
                                      Title: Secretary and Associate
                                             General Counsel